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                                                                    Exhibit 23.2

               CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Sunstone Hotel Investors, Inc. on Form S-3 (File No. 333-34377), Form S-3 (File No. 333-31683), Form S-3 (File No. 333-13911), and Form S-8 (File No. 333-14179)
of our report dated February 28, 1997 on our audits of the consolidated financial statements of Sunstone Hotel Investors, Inc. and Sunstone Initial Hotels (the Predecessor), as of December 31, 1996, and for the year ended December 31, 1996 and for the period August 16, 1995 to December 31, 1995 and the combined financial statements of Sunstone Hotels (the "Predecessor") for the period January 1, 1995 to August 15, 1995, and of our report dated February 28, 1997 on our audits of the financial statements of Sunstone Hotel Properties, Inc. (the "Lessee") as of December 31, 1996, and for the year ended December 31, 1996 and for the period August 16, 1995 (inception) to December 31, 1995, which reports are included in this Annual Report on Form 10-K.



                                             Coopers & Lybrand L.L.P.

San Francisco, California
March 9, 1998